UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 15, 2005

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	0-11129	61-0979818
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification Number)
Incorporation)

346 North Mayo Trail
Pikeville, Kentucky		41501
(Address of principal executive offices)		(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 8.01 Other Events--Issuance of Press Release announcing Acquisition of Heritage Bank of Danville

Jean R. Hale, Chairman, President and CEO of Community Trust Bancorp, Inc. announced today that Community Trust Bancorp, Inc. and Heritage Community Bank of Danville, Kentucky, have entered into a definitive agreement for the acquisition of Heritage Community Bank by Community Trust Bank, Inc.

See Exhibit 1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	March 15, 2005
Jean R. Hale
Chairman, President and Chief Executive Officer